EXHIBIT 99.1

Ray Hillenbrand, James Henderson to Retire
from Hillenbrand Board in 2013 —
Joe Loughrey to Become New Board Chairman at that Time

BATESVILLE, Ind., Feb. 22, 2012 — /PRNewswire / — The Hillenbrand (NYSE: HI) board of directors announced today that Chairman Ray J. Hillenbrand and Vice Chairman James A. Henderson have decided to retire from the board, effective as of the company’s 2013 annual meeting of shareholders. The board has elected F. Joseph Loughrey, retired president and chief operating officer of Cummins Inc. and chairman of Hillenbrand’s Nominating/Corporate Governance Committee, to assume the role of board chairman at that time.

ABOUT HILLENBRAND

Hillenbrand (www.HillenbrandInc.com) is a global diversified manufacturing enterprise that makes and sells premium business-to-business products and services for a wide variety of industries. We pursue profitable growth and meaningful dividends for our shareholders by leveraging our leading brands, robust cash generation capabilities and strong core competencies. HI-INC-E

Contact: Shari Morey, Communications Manager
Phone: 812-931-5035
E-mail: shari.morey@hillenbrand.com

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